Exhibit 99.2
American Standard Energy Corp.
Unaudited Pro Forma Combined Financial Statements

On December 1, 2010, American Standard Energy Corp. (“ASEC” or the “Company”), formerly known as Uncle Al’s Famous Hot Dogs & Grille, Inc., entered into a Purchase of Partial Leaseholds Agreement (the “Agreement”) with Geronimo Holding Corporation (“Geronimo”). Pursuant to the Agreement, the Company purchased certain non-operated mineral rights leaseholds held on properties located in North Dakota (the “Properties”). In consideration for the mineral rights the Company paid Geronimo $500,000 cash and issued 1,200,000 shares of the Company’s common stock.  The acquisition of the Properties from Geronimo was a transaction under common control and accordingly, the Company recorded the assets and liabilities acquired from Geronimo at their historical carrying values and no goodwill or other intangible assets were recognized. The accompanying unaudited pro forma combined financial statements have been prepared to assist investors in their analysis of the financial effects of the acquisition of the Properties by ASEC on December 1, 2010.

This information is based on the historical financial statements of the Properties and ASEC and should be read in conjunction with the Company’s (a) historical audited financial statements and related notes filed in ASEC’s Form 8-K for the year ended December 31, 2009, filed with the United States Securities and Exchange Commission (“SEC”) on October 4, 2010, and (b) historical unaudited financial statements of ASEC as of September 30, 2010, and for the three and nine months ended September 30, 2010 and 2009, and related notes in ASEC’s Current Report on Form 8-K filed with the SEC on November 15, 2010, and the Properties’ historical financial statements and related notes which are included in this filing.

ASEC and Geronimo are entities under common control.  As a result, the acquisition of the Properties by ASEC from Geronimo will not be accounted for as a purchase, but as a reorganization of entities under common control.  Accordingly, the accompanying unaudited pro forma balance sheet of ASEC as of September 30, 2010, and the unaudited pro forma statements of operations of ASEC for the nine months ended September 30, 2010 and the year ended December 31, 2009, have been prepared to give effect to the Properties acquisition as if the Properties had been historically combined with ASEC for all periods presented.

The unaudited pro forma combined financial statements included herein are not necessarily indicative of the results that might have occurred had the transaction taken place on September 30, 2010 or January 1, 2009 and are not intended to be a projection of future results. In addition, future results may vary significantly from the results reflected in the accompanying unaudited pro forma combined financial statements because of normal production declines, changes in commodity prices, future acquisitions and divestitures, future development and exploration activities and other factors.

American Standard Energy Corp.
Unaudited Pro Forma Combined Balance Sheet
September 30, 2010

	ASEC Historical	The Properties Historical	Pro Forma Adjustments	Pro Forma Combined
			(Notes A and B)
Assets
Current assets:
Cash and cash equivalents	$159,172	$-	$(159,172)	$-
Oil and gas sales receivable	155,310	182,258	-	337,568
Total current assets	314,482	182,258	(159,172)	337,568

Oil and natural gas properties, at cost,successful efforts method
Proved oil and natural gas properties	3,513,772	1,760,121	-	5,273,893
Drilling in progress	3,009,566	542,739	-	3,552,305
Unproved properties	4,306,197	-	-	4,306,197
Accumulated depreciation, depletion and amortization	(1,205,550)	(617,904)	-	(1,823,454)
Total oil and natural gas properties, net	9,623,985	1,684,956	-	11,308,941

Total assets	$9,938,467	$1,867,214	$(159,172)	$11,646,509

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$373,306	$9,870	$-	$383,176
Accounts payable – related parties	761,795	-	340,828	1,102,623
Accrued capital expenditures	187,466	335,156	-	522,622
Accrued capital expenditures–related party	343,665	-	-	343,665

Total current liabilities	1,666,232	345,026	340,828	2,352,086

Asset retirement obligations	65,207	9,061	-	74,268

Total liabilities	1,731,439	354,087	340,828	2,426,354

Stockholders’ equity:
Common stock, $0.001 par value	21,560	-	1,200	22,760
Additional paid-in capital	13,241,949	-	1,246,503	14,488,452
Geronimo net investment	-	1,747,703	(1,747,703)	-
Deficit	(5,056,481)	(234,576)	-	(5,291,057)
Total stockholders’ equity	8,207,028	1,513,127	(500,000)	9,220,155

Total liabilities and stockholders’ equity	$9,938,467	$1,867,214	$(159,172)	$11,646,509

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

American Standard Energy Corp.
Unaudited Pro Forma Combined Statement of Operations
Nine Months Ended September 30, 2010
(Note A)

	ASEC Historical	The Properties Historical	Pro Forma Combined

Oil and natural gas revenues	$481,301	$444,977	$926,278

Operating costs and expenses:
Oil and natural gas production	324,350	86,924	411,274
Exploration expenses	247,463	-	247,463
Impairment of oil and gas properties	-	46,553	46,553
Depreciation, depletion and amortization	143,046	190,800	333,846
Accretion of asset retirement obligations	4,372	188	4,560
General and administrative	4,228,010	49,060	4,277,070

Total operating costs and expenses	4,947,241	373,525	5,320,766

(Loss) income from operations before income taxes	(4,465,940)	71,452	(4,394,488)

Income taxes	-	-	-

Net (loss) income	$(4,465,940)	$71,452	$(4,394,488)

Basic and diluted loss per share:
Net loss per share	$(.21)		$(.19)

Weighted average shares used in basic and diluted loss per share	21,560,006	1,200,000	22,760,006
The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

American Standard Energy Corp.
Unaudited Pro Forma Combined Statement of Operations
Year ended December 31, 2009
(Note A)

	ASEC Historical	The Properties Historical	Pro Forma Combined

Oil and natural gas revenues	$651,384	$120,662	$772,046

Operating costs and expenses:
Oil and natural gas production	333,499	24,371	357,870
Exploration expenses	240,382	-	240,382
Impairment of oil and natural gas properties	-	253,258	253,258
Depreciation, depletion and amortization	234,710	127,293	362,003
Accretion of asset retirement obligations	3,027	-	3,027
General and administrative	105,061	21,768	126,829

Total operating costs and expenses	916,679	426,690	1,343,369

Loss from operations before income taxes	(265,295)	(306,028)	(571,323)

Income taxes	-	-	-

Net loss	$(265,295)	$(306,028)	$(571,323)

Basic and diluted loss per share:
Net loss per share	$(.01)		$(.03)

Weighted average shares used in basic and dilutedloss per share	21,560,006	1,200,000	22,760,006

Pro forma for change for tax status (unaudited):
Loss before income taxes	$(265,295)	$(306,028)	$(571,323)
Pro forma income taxes	92,000	-	92,000
Pro forma net loss	$(173,295)	$(306,028)	$(479,323)

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

American Standard Energy Corp.
Notes to Unaudited Pro Forma Combined Financial Statements
September 30, 2010 and December 31, 2009

Note A. Basis of Presentation

ASEC and Geronimo are entities under common control.  As a result, the acquisition of the Properties by ASEC from Geronimo will not be accounted for as a purchase, but as a reorganization of entities under common control.  Accordingly, the accompanying unaudited pro forma combined balance sheet of ASEC as of September 30, 2010, and the unaudited pro forma combined statements of operations of ASEC for the nine months ended September 30, 2010 and the year ended December 31, 2009, have been prepared to give effect to the acquisition of the Properties as if the Properties had been historically combined with ASEC for all periods presented.

Following are descriptions of the individual columns included in the accompanying unaudited pro forma combined financial statements and notes to unaudited pro forma combined financial statements:

ASEC Historical -
Represents the historical consolidated balance sheet of ASEC as of September 30, 2010, and the historical consolidated results of operations of ASEC for the nine months ended September 30, 2010 and the year ended December 31, 2009. ASEC applies the successful efforts method for accounting for its oil and natural gas properties.

The number of shares outstanding has been adjusted to reflect the effective 2 for 1 stock split which occurred on October 1, 2010 as part of the stock exchange agreement between American Standard Energy Corp. and Uncle Al’s Famous Hot Dogs & Grille, Inc.

The Properties Historical -
Represents the historical statement of assets and liabilities of the Properties as of September 30, 2010, and the historical statements of revenues and expenses of the Properties for the nine months ended September 30, 2010 and the year ended December 31, 2009. These financial statements utilize the successful efforts method of accounting for oil and natural gas properties.

Note B. Pro Forma Adjustments

To record the acquisition of the Properties as a reorganization of entities under common control and per the terms of the Purchase of Partial Leaseholds Agreement, under which ASEC paid $500,000 cash and issued 1,200,000 shares of the Company’s common stock and recorded the financial position of the Properties at their net historical cost basis.  The acquisition of the Properties was funded partially with cash on hand and partially with the $1,200,000 of cash raised on the October 20, 2010 private placement offering.  The 1,200,000 shares of common stock issued to acquire the Properties was recorded at its fair market value and the difference between the cash and fair market value of the stock and the historical costs of the net assets acquired was recorded as a deemed dividend to additional paid-in capital.

American Standard Energy Corp.
Notes to Unaudited Pro Forma Combined Financial Statements
September 30, 2010 and December 31, 2009

Note C. Supplementary Pro Forma Information for Oil and Natural Gas Producing Activities

            The following tables present supplementary pro forma information for oil and natural gas producing activities.

Pro Forma Combined Reserve Quantity Information

The following table provides a rollfoward of total net proved reserves for the year ended December 31, 2009, as well as disclosure of total proved developed and undeveloped reserves of ASEC and the Properties on a pro forma combined basis:

	ASEC Historical			The Properties Historical			Pro Forma Combined
	Oil	Natural Gas	Total	Oil	Natural Gas	Total	Oil	Natural Gas	Total
	(Bbls)	(Mcf)	(Boe)	(Bbls)	(Mcf)	(Boe)	(Bbls)	(Mcf)	(Boe)
Total Proved Reserves:

Balance, January 1, 2009	110,879	388,595	175,645	-	-	-	110,879	388,595	175,645
Discoveries and extensions	415,547	1,363,810	642,849	12,166	4,016	12,835	427,713	1,367,826	655,684
Production	(7,905)	(39,192)	(14,437)	(1,871)	(485)	(1,951)	(9,776)	(39,677)	(16,388)

Balance, December 31, 2009	518,521	1,713,213	804,057	10,295	3,531	10,884	528,816	1,716,744	814,941
Proved Developed Reserves:

January 1, 2009	46,249	194,704	78,700	-	-	-	46,249	194,704	78,700

December 31, 2009	57,975	331,576	113,238	10,295	3,531	10,884	68,270	335,107	124,122
Proved Undeveloped Reserves:

January 1, 2009	64,630	193,891	96,945	-	-	-	64,630	193,891	96,945

December 31, 2009	460,546	1,381,637	690,819	-	-	-	460,546	1,381,637	690,819

American Standard Energy Corp.
Notes to Unaudited Pro Forma Combined Financial Statements
September 30, 2010 and December 31, 2009

 Pro Forma Combined Standardized Measure of Discounted Future Net Cash Flows

The following table sets forth the standardized measure of discounted future net cash flows relating to the proved oil and natural gas reserves of ASEC and the Properties on a pro forma combined basis as of December 31, 2009:

	ASEC Historical	The Properties Historical	Pro Forma Combined

Future production revenues	$39,597,762	$538,176	$40,135,938
Future production costs	(18,576,078)	(134,405)	(18,710,483)
Future development and abandonment costs	(11,890,000)	-	(11,890,000)
Future income tax expense	(3,048,345)	(33,605)	(3,081,950)
10% annual discount factor	(4,238,964)	(148,021)	(4,386,985)

Standardized measure of discounted future cash flows	$1,844,375	$222,145	$2,066,520

 Pro Forma Combined Changes in the Standardized Measure of Discounted Future Net Cash Flows

The following table sets forth the changes in the standardized measure of discounted future net cash flows relating to the proved oil and natural gas reserves of ASEC and the Properties on a pro forma combined basis for the year ended December 31, 2009:

	ASEC Historical	The Properties Historical	Pro Forma Combined
Oil and gas producing activities:
Extensions and discoveries	$-	$352,041	$352,041
Net changes in prices and production costs	(4,888,092)	-	(4,888,092)
Oil and gas sales, net of production costs	(317,885)	(96,291)	(414,176)
Changes in future development costs	(8,889,048)	-	(8,889,048)
Previously projected development costs incurred	1,546	-	1,546
Revisions of previous quantity estimates	15,803,564	-	15,803,564
Accretion of discount	71,180	-	71,180
Changes in production rates, timing and other	295,931	-	295,931
Net change in present value of future income taxes	(944,622)	(33,605)	(978,227)

Net increase	1,132,574	222,145	1,354,719
Balance, beginning of year	711,801	-	711,801

Balance, end of year	$1,844,375	$222,145	$2,066,520